Exhibit 99.1

SolarEdge Technologies, Inc. Announces Proposed Private Offering of $500 million of Convertible Senior Notes

FREMONT, Calif.–(BUSINESS WIRE)–September 22, 2020–SolarEdge Technologies, Inc. (Nasdaq: SEDG) (“SolarEdge”) today announced its intention to offer, subject to market conditions and other factors, $500 million aggregate principal amount of Convertible Senior Notes due 2025 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, SolarEdge expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $75 million aggregate principal amount of the Notes on the same terms and conditions.

The final terms of the Notes, including the initial conversion price, interest rate and certain other terms, will be determined at the time of pricing of the Offering. When issued, the Notes will be senior, unsecured obligations of SolarEdge. The Notes will mature on September 15, 2025, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding June 15, 2025, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. On or after June 15, 2025 until the close of business on the second scheduled trading day immediately prior to the maturity date, the Notes will be convertible, at the option of the holders of Notes, at any time regardless of such conditions. The Notes will be convertible into cash, shares of common stock of SolarEdge or a combination thereof, with the form of consideration to be determined at SolarEdge’s election. The Notes will not be redeemable prior to their maturity date.

SolarEdge intends to use the net proceeds from the Offering for general corporate purposes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any shares of common stock of SolarEdge issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of common stock of SolarEdge issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, about whether SolarEdge will be able to consummate the Offering, the terms of the Offering and the satisfaction of customary closing conditions with respect to the Offering and the anticipated use of the net proceeds of the Offering. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including (i) changes as a result of market conditions or for other reasons, (ii) the risk that the Offering will not be consummated, and (iii) the impact of general economic, industry or political conditions in the United States or internationally.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in SolarEdge’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2019 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that SolarEdge makes with the SEC from time to time.

Source: SolarEdge Technologies, Inc.

Investor Contacts

SolarEdge Technologies, Inc.

Ronen Faier, Chief Financial Officer

+1 510-498-3263

investors@solaredge.com

or

Sapphire Investor Relations, LLC

Erica Mannion or Michael Funari

+1 617-542-6180

investors@solaredge.com

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